                                                                       FORM 10-Q

                                                                      EXHIBIT 11





                                       HICKOK INCORPORATED
                         STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                      Three Months Ended                    Nine Months Ended
                                           June 30,                              June 30,
                                  -----------------------------       -----------------------------
                                     2000              1999              2000               1999
                                  ----------        -----------       -----------       -----------
PRIMARY
-------
Average shares outstanding        1,200,564          1,199,750          1,201,235       1,199,303

  Net effect of dilutive
   stock options - based
   on the treasury stock
   method using average
   market price                        -  *             12,755              -   *            -  *
                                -----------         ----------        -----------     -----------

         Total Shares             1,200,564          1,212,505          1,201,235       1,199,303
                                -----------         ----------        -----------     -----------

Net Income (Loss)               $  (444,857)        $   15,196        $  (392,913)    $  (457,686)
                                ===========         ==========        ===========     ===========

         Per Share              $      (.37)        $      .01        $      (.33)    $      (.38)
                                ===========         ==========        ===========     ===========

FULLY DILUTED
-------------
Average shares outstanding        1,200,564          1,199,750          1,201,235       1,199,303

Net effect of dilutive
   stock options - based
   on the treasury stock
   method using year-end
   market price, if higher
   than average market price          -   *             13,995              -   *           -   *
                                -----------         ----------        -----------     -----------

         Total Shares             1,200,564          1,213,745          1,201,235       1,199,303
                                -----------         ----------        -----------     -----------

Net Income (Loss)               $  (444,857)        $   15,196        $  (392,913)    $  (457,686)
                                ===========         ==========        ===========     ===========

         Per Share              $      (.37)        $      .01        $      (.33)    $      (.38)
                                ===========         ==========        ===========     ===========


* Net effect of stock options was antidilutive for the period.


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